                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            RWD TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

 Ronald E. Holtz, Vice President, Chief Financial Officer, Corporate Secretary
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------
Notes:

                 [RWD Technologies, Inc.(R) logo appears here]
                   10480 Little Patuxent Parkway, Suite 1200
                         Columbia, Maryland 21044-3530
                                (410) 730-4377

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                April 30, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of RWD Technologies, Inc. ("RWD" or the "Company"), will be held on April 30, 1999, at 2 o'clock p.m., local time, at the Company's corporate headquarters, 10480 Little Patuxent Parkway, Columbia, Maryland 21044-3530, for the following purposes:

  I. To elect three (3) Class II directors of the Company to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

  II.  To approve the Company's Amended and Restated Employee Stock Purchase
       Plan;

  III. To ratify the selection of Arthur Andersen, LLP, as independent auditors of RWD for the fiscal year ending December 31, 1999; and

  IV. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the meeting, and only those stockholders of record of the Company at that time will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Accompanying this notice is a Proxy Card and Proxy Statement and a copy of RWD's Annual Report for the year ended December 31, 1998. Whether or not you expect to be present at the Annual Meeting, please complete, sign, and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Ronald E. Holtz
                                          Secretary

Columbia, Maryland

April 2, 1999

                            RWD Technologies, Inc.
                   10480 Little Patuxent Parkway, Suite 1200
                         Columbia, Maryland 21044-3530
                                (410) 730-4377

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 30, 1999

                               ----------------

                                 INTRODUCTION

  This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying proxy are furnished to stockholders of RWD Technologies, Inc. ("RWD" or "Company") in connection with the solicitation of proxies by RWD's Board of Directors to be used at the Annual Meeting of Stockholders to be held on April 30, 1999 (the "Annual Meeting"). The purposes of the Annual Meeting are to: 1) elect three (3) Class II directors of the Company to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified; 2) approve the Company's Amended and Restated Employee Stock Purchase Plan (the "Amended and Restated ESPP"); 3) ratify the selection of Arthur Andersen, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1999; and 4) transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders, and the accompanying proxy are first being sent to stockholders on or about April 2, 1999.

  The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 26, 1999 (the "Record Date"). On the Record Date, there were issued and outstanding 15,018,719 shares of Common Stock, par value $0.10 per share (the "Common Stock").

Quorum and Voting Rights

  The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of RWD Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share of RWD Common Stock is entitled to one (1) vote. Directors will be elected by a plurality of the votes cast; meaning each share may be voted for as many individuals as there are directors to be elected and those individuals receiving the three (3) highest number of votes "For" election to the Board of Directors shall be considered duly elected. Cumulative voting is not permitted. Approval of the Amended and Restated ESPP requires the affirmative vote of a majority of the votes of shares present or represented by proxy and entitled to vote with respect to the Amended and Restated ESPP. All other matters, including the ratification of the appointment of Arthur Anderson, LLP, will require approval by a majority of the votes cast by the holders of the shares of RWD Common Stock voting in person or by proxy at the Annual Meeting. An automated system administered by RWD's transfer agent will be used to tabulate the votes.

  Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. In electing directors and in respect of all other proposals except the approval of the Amended and Restated ESPP, abstentions and broker non-votes will not be considered votes cast and therefore will have no effect on the outcome. Since the approval of the Amended and Restated ESPP requires the affirmative vote of a majority of the votes of shares entitled to vote with respect to the proposal, abstentions will be counted (and will therefore be equivalent to a vote against) and broker non-votes will not be counted.

  The cost of soliciting proxies and preparing the proxy materials will be borne by RWD. In addition, RWD will require securities brokers, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation materials. Proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of RWD or its subsidiaries without additional compensation to them.

Voting By Proxy

  The Board of Directors has selected John H. Beakes and Ronald E. Holtz, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the Annual Meeting and vote in person, whether or not he or she has previously given a proxy.

  With respect to the proposal regarding election of Class II directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to any specific nominee by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve the Amended and Restated ESPP and the ratification of the appointment of Arthur Andersen, LLP, as RWD's independent auditors for the fiscal year ending December 31, 1999, stockholders may (a) vote "For", (b) vote "Against" or (c) "Abstain" from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "FOR" the election of all nominated directors, the approval of the Amended and Restated ESPP, and the ratification of the appointment of Arthur Andersen, LLP, as independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

  Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

I. ELECTION OF CLASS II DIRECTORS

  The Board of Directors is composed of eleven (11) persons separated into three (3) classes, with each class serving a 3-year term. Three (3) directors serve in Class I and are subject to re-election for a 3-year term beginning at the 2001 Annual Meeting. Four (4) directors currently serve in Class II, one of whom has not been renominated and the other three of whom are subject to re-election for a 3-year term beginning at the 1999 Annual Meeting. Four (4) directors serve in Class III and are subject to re-election for a 3-year term beginning at the 2000 Annual Meeting.

  Three (3) Class II directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated the three
(3) persons named below to serve as Class II directors for the term indicated. Each of the nominees is currently a member of the Board. Each of the nominees has consented to serve on the Board of Directors through the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or, by resolution amending the By-laws of the Company, provide for a lesser member of directors.

 The Board of Directors recommends that stockholders vote FOR the election of its nominees for Class II Director.

Information Concerning Nominees for Director

  The following table presents information about the persons nominated (who are also current directors) by the RWD Board for election at the Annual Meeting as Class II directors, to serve until the 2002 Annual Meeting of Stockholders, and until their successors are duly qualified and elected.

                           Term
                          Expires            Principal occupation, directorships with
                         (if re-  Director                    public
      Name and Age       elected)  Since         companies, and other information
      ------------       -------- --------   ----------------------------------------
John H. Beakes (56).....   2002   January  John H. Beakes co-founded the Company with
                          Annual    1988   Dr. Robert W. Deutsch and has been Chief
                         Meeting           Operating Officer and a director since
                                           January 1988 and President since July 1995.
                                           From 1974 to 1988, Mr. Beakes was employed
                                           by General Physics, most recently as
                                           Executive Vice President and Chief Operating
                                           Officer. Prior to 1974, Mr. Beakes served in
                                           the Nuclear Submarine Service of the United
                                           States Navy, most recently as Chief Engineer
                                           of the USS George Bancroft. Mr. Beakes
                                           received his B.S. in Engineering from the
                                           U.S. Naval Academy and his M.S. in
                                           Environmental Engineering from The Johns
                                           Hopkins University, and is a registered
                                           Professional Engineer.
Bruce D. Alexander         2002    August  Bruce D. Alexander was elected to the Board
 (55)...................  Annual    1997   of Directors following completion of the
                         Meeting           Company's 1997 initial public offering. Mr.
                                           Alexander is currently Adjunct Professor at
                                           the Yale School of Management and Vice
                                           President of the University. Mr. Alexander
                                           spent 26 years at The Rouse Company, most
                                           recently as Senior Vice President, where he
                                           was responsible for development of that
                                           company's commercial and mixed use projects
                                           throughout the United States. Mr. Alexander
                                           received his B.A. degree from Yale
                                           University and his J.D. from Duke University
                                           School of Law. Mr. Alexander is also a
                                           director of LaSalle Partners U.S. Real
                                           Estate Fund.
Deborah T. Ung (36).....   2002   January  Deborah T. Ung joined the Company in 1989
                          Annual    1999   and serves as Senior Vice President of the
                         Meeting           Enterprise Resource Planning Services Group
                                           and has been a director since January 1999.
                                           Prior to joining the Company, Ms. Ung was
                                           employed by General Physics in a variety of
                                           project management capacities from 1985 to
                                           1988. Ms. Ung received her B.S. in
                                           Environmental Health from Purdue University.

Information Concerning Continuing Directors

                                              Principal occupation, directorships with
                            Term   Director                    public
      Name and Age         Expires  Since         companies, and other information
      ------------        -------- --------   ----------------------------------------
Jeffrey W. Wendel (44)..    2000    April   Jeffrey W. Wendel joined the Company in 1994
                           Annual    1996   and serves as Senior Vice President of the
                          Meeting           Information Technology Group and a director
                                            of the Company. Prior to joining the
                                            Company, Mr. Wendel was the Director of
                                            Process Simulation for S3 Technologies,
                                            Inc., where he managed software projects for
                                            the petrochemical, natural gas, and nuclear
                                            power industries from 1990 to 1994. From
                                            1989 to 1990, Mr. Wendel was Director of
                                            Simulation Technology for the Company. Mr.
                                            Wendel received his B.S. in Systems
                                            Engineering from the U.S. Naval Academy and
                                            his M.B.A. in Management from Loyola
                                            College.
Dr. David J. Deutsch        2000     July   Dr. David J. Deutsch has been a director
 (45)...................   Annual    1993   since July 1993. He is a Lecturer in
                          Meeting           Mathematics at Boston University's
                                            Department of Mathematics. Previously, he
                                            was a Senior Research Consultant at Boston
                                            University's Information Technology
                                            Department, where he was engaged in
                                            scientific software design and algorithm
                                            development on parallel architecture
                                            machines. He received his B.S. in
                                            Mathematics from the University of Maryland
                                            and his M.S. and Ph.D. in Applied
                                            Mathematics from Boston University. Dr.
                                            David J. Deutsch is the son of Dr. Robert W.
                                            Deutsch.
Jerry P. Malec (56).....    2000     June   Jerry P. Malec was elected to the Board of
                           Annual    1997   Directors following completion of the
                          Meeting           Company's 1997 initial public offering. Mr.
                                            Malec is President and Chief Executive
                                            Officer of Revenue Technologies, a provider
                                            of "Enterprise Class" application products
                                            structured to enhance the revenue and
                                            profitability of Fortune 500 companies
                                            through the implementation of Revenue Chain
                                            Management practices. From 1994 to 1997, Mr.
                                            Malec was President and Chief Executive
                                            Officer of Checkmate Electronics, Inc., a
                                            developer and manufacturer of check and
                                            fraud prevention and verification systems.
                                            For five years prior to that, Mr. Malec was
                                            employed by Apple Computer, Inc., as Vice
                                            President and General Manager of its
                                            Enterprise Markets division. Mr. Malec
                                            received his B.S. degree in Economics from
                                            Wayne State University.

                                                  Principal occupation, directorships with
                                Term   Director                    public
        Name and Age           Expires  Since         companies, and other information
        ------------          -------- --------   ----------------------------------------
Robert T. O'Connell (60)....    2000     June   Robert T. O'Connell joined the Company in
                               Annual    1997   August 1997 and serves as Senior Vice
                              Meeting           President of Strategic Business Planning and
                                                a director. From 1995 to 1997, Mr. O'Connell
                                                served as Senior Vice President and Chief
                                                Staff Officer of EMC Corporation, a leading
                                                provider of intelligent enterprise storage
                                                and retrieval technology. Between 1965 and
                                                1994, Mr. O'Connell held several positions
                                                in General Motors Corporation, including
                                                Chairman and Chief Executive Officer of
                                                General Motors Acceptance Corporation
                                                Financial Services and Chief Financial
                                                Officer of General Motors Corporation. Mr.
                                                O'Connell received his B.S. degree in
                                                Economics from Yale University and his
                                                M.B.A. in Finance from the Harvard Graduate
                                                School of Business Administration.
Dr. Robert W. Deutsch (75)..    2001   January  Dr. Robert W. Deutsch founded the Company in
                               Annual    1988   January 1988 and has been Chairman of the
                              Meeting           Board and Chief Executive Officer since that
                                                time. Dr. Deutsch founded General Physics
                                                Corporation in 1966 and was its Chairman,
                                                President, and Chief Executive Officer until
                                                1987. From 1963 to 1971, Dr. Deutsch was
                                                Chairman and Professor of Nuclear Science
                                                and Engineering at The Catholic University
                                                of America. Dr. Deutsch has a B.S. in
                                                Physics from the Massachusetts Institute of
                                                Technology, and a Ph.D. in Physics from the
                                                University of California, is a member of the
                                                National Academy of Engineering, and is a
                                                registered Professional Engineer.
Ronald E. Holtz (41)........    2001   December Ronald E. Holtz joined the Company in
                               Annual    1996   January 1996 and serves as Vice President,
                              Meeting           Chief Financial Officer, Secretary,
                                                Treasurer, and a director. Prior to joining
                                                the Company, Mr. Holtz was a Manager in
                                                Ernst & Young LLP's Financial Advisory
                                                Services group from 1992 to 1995. From 1990
                                                to 1992, Mr. Holtz was employed by the
                                                Michael D. Dingman Center for
                                                Entrepreneurship at the University of
                                                Maryland in a variety of project management
                                                capacities. Prior to 1990, Mr. Holtz was
                                                Construction Manager for The Artery
                                                Organization, Inc., a commercial real estate
                                                development company. Mr. Holtz received his
                                                B.A. in Mathematics from the University of
                                                Wisconsin and his M.B.A. in Finance from the
                                                University of Maryland. Mr. Holtz is a
                                                certified public accountant.

                                              Principal occupation, directorships with
                            Term   Director                    public
      Name and Age         Expires  Since         companies, and other information
      ------------        -------- --------   ----------------------------------------
Kenneth J. Rebeck (47)..    2001    April   Kenneth J. Rebeck joined the Company in 1988
                           Annual    1991   and has been Senior Vice President of the
                          Meeting           Technology Transfer Group since 1995 and a
                                            director since 1991. From 1978 until 1988,
                                            Mr. Rebeck was employed by General Physics
                                            Corporation in a variety of professional and
                                            management capacities, including Project
                                            Director for a major NASA Pressure Vessel
                                            Recertification Program and Chief Engineer
                                            and Director, High Technology Activities.
                                            Mr. Rebeck received his B.S. in Nuclear
                                            Engineering from the State University of New
                                            York at Buffalo, and his M.S. in Nuclear
                                            Science and Engineering from Carnegie-Mellon
                                            University, and he has Professional
                                            Engineering licenses in Maryland, Michigan,
                                            and Pennsylvania.

Information Regarding the RWD Board, Committees, and Remuneration

  During 1998, there were five meetings of the Board of Directors of RWD. Each director attended at least 75 percent of the aggregate number of meetings of the Board and Board committees of which he was a member.

  The Audit Committee meets with RWD's independent accountants to review whether satisfactory accounting procedures are being followed by RWD and whether its internal accounting controls are adequate, to monitor nonaudit services performed by the independent accountants, and to review fees charged by the independent accountants. The Audit Committee also recommends to the RWD Board the selection of independent accountants. During 1998, non-employee directors, Dr. David J. Deutsch, Jerry P. Malec, and Bruce D. Alexander, were the members of the Audit Committee. Two meetings of the Audit Committee were held during 1998, and all members were in attendance.

  The Compensation Committee establishes the compensation for executive officers of RWD and generally reviews benefits and compensation for all officers and employees. It also administers RWD's stock plans. During 1998, non-employee directors, Jerry P. Malec and Bruce D. Alexander, were the members of the Compensation Committee. Five meetings of the Compensation Committee were held during 1998, and all members were in attendance. The report of the Compensation Committee, required by the rules of the U.S. Securities and Exchange Commission (the "SEC"), is included in this Proxy Statement.

  Directors who are not employees of RWD receive (a) an annual retainer, which is paid at the beginning of the year in shares of Common Stock having a fair market value of $10,000 on the date of issuance; (b) $1,000 in cash for each Board of Directors and Board Committee meeting attended; and (c) cash reimbursement for expenses incurred in connection with their service as directors.

  In addition, upon their first election to the Board of Directors, each director who is not an employee of the Company is granted an option to purchase 12,000 shares of Common Stock under the Company's stock option plan. These options vest ratably over a three-year period beginning one year after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Each such non-employee director is also eligible to receive additional options at the end of each calendar year. In 1998, there were no options to purchase shares of RWD Common Stock granted to non-employee directors.

Compensation Committee Interlocks and Insider Participation in Compensation
---------------------------------------------------------------------------
Decisions
---------

  None of the directors serving on the Compensation Committee is an employee of RWD, and neither the Chief Executive Officer nor any of the Named Executive Officers (as defined below) has served on the Compensation Committee. No director or executive officer of RWD is a director or executive officer of any other corporation that has a director or executive officer who is also a director or board committee member of RWD.

Compensation of Executive Officers
----------------------------------

  Compensation of Executive Officers. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Chief Executive Officer and the four other highest paid executive officers (collectively, the "Named Executive Officers"):

                                                                  Long-Term
                                                                 Compensation
                                Annual Compensation                 Awards
                         ----------------------------------    ----------------
                                                               Number of Shares
   Name and Principal                                             Underlying       All Other
        Position         Year  Salary   Bonus    Other(1)          Options      Compensation(4)
------------------------ ---- -------- -------- -----------    ---------------- ---------------
Dr. Robert W. Deutsch... 1998 $150,000 $450,000 $       --             --           $ 7,500
Chairman of the Board,   1997  150,000  400,000  11,606,745(2)         --             8,154
 Chief
Executive Officer        1996  150,000  250,000     489,476(3)         --            10,181
John H. Beakes.......... 1998  275,000  150,000         --             --            13,280
President and Chief      1997  220,000  100,000     504,660(2)         --            13,563
 Operating
Officer                  1996  220,000   75,000      21,284(3)         --            16,552
Kenneth J. Rebeck....... 1998  180,000   60,000         --          20,000           10,066
Senior Vice President    1997  150,000   35,000         --          15,000            9,611
                         1996  150,000   45,000         --          15,000            9,493
Deborah T. Ung.......... 1998  125,000   75,000         --          25,000            6,865
Senior Vice President    1997  100,000   35,000         --          15,000            5,425
                         1996  100,000   25,000         --          13,500            5,408
Jeffrey W. Wendel....... 1998  195,000   60,000         --          20,000            9,148
Senior Vice President    1997  150,000   50,000         102(2)      20,000            8,662
                         1996  100,000   30,000         --          30,000            5,558

--------
(1) The Company also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Company of such perquisites and other benefits in each of the years represented did not exceed the lesser of $50,000 or 10 percent of the amount reflected in the Salary and Bonus columns for any of the Named Executive Officers.

(2) Distributions to S corporation shareholders of earnings of the Company for periods prior to conversion from S corporation to C corporation status not previously distributed.

(3) Represents S corporation dividends to enable the recipients to pay income tax on the Company's earnings.

(4) Includes income deemed received for life insurance premiums as well as contributions to the Company's 401(k) Plan paid by the Company on behalf of each of the Named Executive Officers.

  Option Grants in the Last Fiscal Year. The following table sets forth information regarding options to purchase shares of the Common Stock granted to the Named Executive Officers during the last fiscal year.

                                         Individual Grants
                         -------------------------------------------------
                         Number of   Percent of                             Potential Realized
                         Secutities    Total                                 Value at Assumed
                         Underlying   Options    Exercise                  Annual Rates of Stock
                          Options     Granted    Price Per                  Price Appreciation
          Name            Granted   to Employees Share(1)  Expiration Date  for Option Term(2)
------------------------ ---------- ------------ --------- --------------- ---------------------

                                                                               5%         10%
                                                                             ---------- ----------
Dr. Robert W. Deutsch...      --        --            --            --            --         --
John H. Beakes..........      --        --            --            --            --         --
Kenneth J. Rebeck.......   20,000       1.9%      $17.375    12/18/2008    $  218,541 $  553,826
Deborah T. Ung..........   25,000       2.4        17.375    12/18/2008       273,176    692,282
Jeffrey W. Wendel.......   20,000       1.9        17.375    12/18/2008       218,541    553,826

--------
(1) The exercise price equaled the fair market value of the Common Stock as determined by the Board of Directors on the date of grant. The exercise price is payable in cash or by delivery of shares of Common Stock having a fair value equal to the exercise price of options exercised.

(2) The assumed annual rates of appreciation of 5 percent and 10 percent would result in the price of the Common Stock increasing to $28.30 and $45.07, respectively, from the exercise price of $17.375 per share during the 10-year term of the options. The vesting of unvested options may be accelerated at any time by the Company. The 5 percent and 10 percent assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the Securities and Exchange Commission. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 10-year option term at the assumed 5 percent and 10 percent levels or at any other level.

  Option Exercises in Last Fiscal Year and Fiscal Year-End Holdings. The following table sets forth information concerning the number and exercise price of the options to purchase Common Stock exercised by the Named Executive Officers during the last fiscal year and the number and value of unexercised options to purchase Common Stock held at the end of the fiscal year by the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise, and, in the case of unexercised options and exercisable options, the difference between exercise price and market price on December 31, 1998.

                                                                            Value of
                                                           Number of    Unexercised In-
                                                          Securities       the-Money
                                                          Underlying    Options at Year-
                         Shares Acquired                Options atYear- End Exercisable/
          Name            Upon Exercise  Value Realized     End(1)      Unexercisable(1)
------------------------ --------------- -------------- --------------- ----------------
Dr. Robert W. Deutsch...       --              --             --               --

John H. Beakes..........     10,000         $198,333        94,400(E)      $1,974,567(E)
                                                            24,600(U)         512,975(U)
Kenneth J. Rebeck.......     35,000          741,042        67,000(E)       1,381,208(E)
                                                            83,000(U)       1,047,125(U)
Deborah T. Ung..........     23,000          483,479        25,000(E)         506,358(E)
                                                            67,000(U)         638,850(U)
Jeffrey W. Wendel.......      1,000           16,063         6,800(E)         110,250(E)
                                                            69,400(U)         608,875(U)

--------
(1) (E) = Exercisable; (U) = Unexercisable.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

  Compensation Committee Overview. The Committee was established following the Company's initial public offering in June 1997. The function of the Compensation Committee is to advise the Board of Directors regarding overall compensation policies and recommend specific compensation for the Company's two (2) most senior executives. The Compensation Committee is responsible for providing guidance to the Board regarding broad compensation issues, including salaries, bonuses, option grants, benefits, and other remuneration for officers and employees of the Company. The Compensation Committee's responsibilities also include administering the Company's stock option plans, employee stock purchase plans, and 401(k) plan. The Compensation Committee is composed of Messrs. Bruce D. Alexander and Jerry P. Malec (Chair), who are independent directors, having never been officers or employees of the Company.

  At its meetings in 1998, the Committee discussed the full range of compensation issues facing the Company, the various recommendations of management, the general marketplace for talented managers, and compensation market conditions. In 1998, the Committee again consulted a leading compensation consulting firm to advise the Committee on the Company's executive compensation programs, including the salary, bonus, and equity compensation of the Company's officers. The consultants' advice provides benchmarks for comparison of executive compensation to that of other companies whose business is similar in nature to the Company's or who may compete with the Company for executive talent. The compensation consultants advise the Committee based on data that includes publicly available proxy materials, industry survey data, and the consultants' experience in assisting public and private companies in establishing management compensation plans.

  Compensation Philosophy. The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture and success. The Company believes strongly in the importance of rewarding employees for the common success of the organization. Consequently, the Company places particular emphasis on (a) broad employee equity participation through the use of stock options with long-term vesting, and (b) annual cash bonuses linked to overall Company profitability as integral parts of its compensation structure. The Compensation Committee continues to believe that this approach and philosophy are appropriate.

  Executive Compensation. The principal elements of the Company's executive compensation program consist of both annual compensation (primarily base salary and annual incentive cash bonuses) and long-term incentive compensation in the form of stock options with extended vesting periods. Base salary, annual cash bonuses, and option grants are determined on the basis of the overall financial performance of the Company and the performance of the individual officer. In addition, the Committee and Board utilized the survey data provided by the compensation consultants in establishing compensation levels for officers of the Company.

  Chief Executive Officer and Chief Operating Officer Compensation. Dr. Robert
W. Deutsch is founder and Mr. John H. Beakes is co-founder of RWD. Dr. Deutsch serves as Chairman and Chief Executive Officer of the Company. Mr. Beakes has served as Chief Operating Officer since the Company was founded and has served as President since 1995.

  In determining the appropriate base salary levels for the Company's CEO and COO, the Compensation Committee reviewed the performance of each officer and of the Company and utilized the analysis of executive compensation provided by the compensation consultants. Based on this review, the Compensation Committee approved base salaries of $150,000 for the Company's CEO and $350,000 for the Company's COO, effective January 1999. The CEO's salary reflects a higher proportion of compensation at risk through a discretionary annual cash bonus.

  In addition to base salaries, officers of the Company are eligible to receive annual cash bonuses at the discretion of the Compensation Committee. Cash bonuses for officers are determined at year end on the basis of the overall financial performance of the Company and the performance of the individual officer. In addition to these objectives, the CEO's bonus is also linked to the annual increase in the Company's profitability. Based on these factors and utilizing the analysis of executive compensation provided by the compensation consultants, the Compensation Committee approved year-end bonuses of $450,000 for the Company's CEO and $150,000 for the Company's COO for 1998.

  Long-Term Incentive Compensation. During 1998, the Company granted stock options for 1,038,750 shares to 687 directors, officers, and employees of the Company. Each of the founders owns a significant percentage of the Company's Common Stock, and, therefore, each of them participates proportionately in any increase in stockholder value. The Compensation Committee believes that the founders' existing equity ownership and, in the case of Mr. Beakes, previously granted stock options sufficiently link their interests to the financial success of the Company. Therefore, during 1999, neither of the founders was granted options under the Company's stock option plan.

                                          Jerry P. Malec
                                          Bruce D. Alexander

Stock Performance Table
-----------------------

  RWD is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on RWD Common Stock compared with that of a broad equity market index and either a published industry index or a RWD-constructed peer group index.

  The following chart compares the cumulative total stockholder return on RWD Common Stock during the period beginning June 19, 1997, (the date of RWD's initial public offering) and ending December 31, 1998, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq Computer and Data Processing indices. The comparison assumes $100 was invested on June 19, 1997, in RWD Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

  RWD does not make, nor does it endorse, any predictions as to future stock performance.

                             [GRAPH APPEARS HERE]

RWD Management

  The following table sets forth information regarding the executive officers, directors, and other significant employees of RWD:

Executive Officers and
Directors:                     Age                  Position
----------------------         ---                  --------
Dr. Robert W. Deutsch......... 75  Chairman of the Board of Directors, Chief
                                    Executive Officer
John H. Beakes................ 56  President, Chief Operating Officer,
                                    Director
Robert T. O'Connell........... 60  Senior Vice President, Strategic Business
                                    Planning, Director
Kenneth J. Rebeck............. 47  Senior Vice President--Technology Transfer
                                    Group, Chief Engineer, Director
Deborah T. Ung................ 36  Senior Vice President--Enterprise Resources
                                    Planning Services Group, Director
Jeffrey W. Wendel............. 44  Senior Vice President--Information
                                    Technology, Group, Director
Ronald E. Holtz............... 41  Vice President, Chief Financial Officer,
                                    Director
Bruce D. Alexander............ 55  Director
Dr. David J. Deutsch.......... 45  Director
Jerry P. Malec................ 56  Director

Key Employees:
--------------
Johnny T. Baker............... 40  Vice President --Business Development
Daniel A. Cantwell............ 46  Vice President--Manufacturing Training &
                                    Performance Support
Richard M. Contel............. 50  Vice President--Enterprise Resource
                                    Planning Services
Robert Danna.................. 47  Vice President--Enterprise Resource
                                    Planning Services
Robert B. Gosline, Jr. ....... 56  Vice President, Chief Information Officer
John E. Lapolla............... 45  Senior Vice President--Manufacturing
                                    Performance Support Group
Wade A. Martin................ 40  Vice President--Performance Technology
                                    Services
Vincent Marucci, Jr. ......... 41  Vice President--Information Technology
Dana M. Sohr.................. 39  Vice President--Enterprise Resource
                                    Planning Services

  Information relating to RWD's key employees is set forth below. See "Information Concerning Nominees" and "Information Concerning Continuing Directors" above for information relating to the executive officers and directors of RWD.

  Johnny T. Baker joined the Company in 1993 and serves as Vice President of Business Development. Prior to joining RWD, Mr. Baker was employed by Apple Computer from 1988 to 1993, where his most recent assignment was serving as the Special Assistant to the Vice President for Apple's Large Business and Government Division. Mr. Baker received his B.A. in Management/Information Systems from Texas Tech University.

  Daniel A. Cantwell joined the Company in 1991 and serves as Vice President of the Manufacturing Training & Performance Support Division. Prior to joining the Company, Mr. Cantwell was employed by Chrysler from 1984 to 1991 as a Senior Technical Training Specialist. Mr. Cantwell received his B.A.S. in Robotics and Flexible Automation from Sienna Heights College.

  Richard M. Contel joined the Company in 1991 and serves as Vice President of the ERP Implementation Services Division. This division provides a full range of support services for companies implementing ERP software. During his career with RWD, Mr. Contel has been a director in the ERP, Electronic Document Management, and Information Technology service areas. Before joining RWD, he worked for the B.F. Goodrich Company for 16 years, where he had broad management responsibilities in production and maintenance involving operations management, organizational development, productivity improvement, waste reduction, and systems development. Mr. Contel has a bachelor's degree in mechanical engineering from Lafayette College.

  Robert Danna joined the Company in 1997 and serves as a Vice President in the Enterprise Resource Planning Services Group. Mr. Danna has more than 25 years experience in engineering and technical training. From 1980 to 1997, he served in a variety of management positions, including Senior Vice President of the management and technical services division of Resource Management International, Inc., Executive Vice President and member of the board of directors of General Physics Corporation, and Executive Vice President and member of the board of directors of GPS Technologies, Inc. He served on active duty in the United States Navy from 1975 through 1980, and was in the Naval Reserves from 1980 through 1987. Mr. Danna was also a lecturer in the physics department of Hunter College of the City University of New York from 1973 through 1975. He holds bachelor and masters degrees in physics from Hunter College of the City University of New York and a masters degree in civil engineering from the University of Central Florida. Mr. Danna is a registered professional engineer in Maryland and California. He has published or presented more than 25 papers on a variety of technical and management topics.

  Robert B. Gosline, Jr. joined the Company in 1988 and serves as Vice President and Chief Information Officer, where he directs activities in strategic information system planning and implementation. Prior to joining the Company, Mr. Gosline was employed by General Physics from 1975 to 1988, and prior thereto served as a nuclear submarine officer in the U.S. Navy. Mr. Gosline received his M.S. in Computer Science from The Johns Hopkins University and his B.S. from the U.S. Naval Academy.

  John E. Lapolla joined the Company in 1988, has been Senior Vice President of Manufacturing Performance Support since 1995. From 1970 until 1988, Mr. Lapolla was employed by General Motors Corporation, most recently as Divisional New Technology Training Coordinator responsible for technical training for 35 manufacturing plants. Mr. Lapolla received his B.S. in Industrial Engineering from the General Motors Institute and is a senior member of the Society of Manufacturing Engineers.

  Wade A. Martin joined the Company in 1990 and serves as Vice President of the Performance Technology Services Division. Prior to joining the Company, Mr. Martin was employed by General Physics from 1983 to 1990 as Supervisor of Maintenance Engineering. From 1977 to 1983, Mr. Martin served on the USS Eisenhower, a nuclear aircraft carrier. Mr. Martin received his A.S. in Engineering Technology from the State University of New York at Albany and is a graduate of the U.S. Navy Nuclear Power Program.

  Vincent Marucci, Jr. joined the Company in 1992 and serves as Vice President of the Information Technology Division. Prior to joining the Company, Mr. Marucci served as an active duty U.S. Army officer. His assignments included information systems design and development for one of the Army's Artificial Intelligence Centers and as an instructor in mathematics and computer science at the U.S. Military Academy. Mr. Marucci received an M.S. in Computer Science and an M.S. in Operations Research from Stanford University and his B.S. from the U.S. Military Academy.

  Dana M. Sohr joined the Company in 1993 and serves as a Vice President in the Enterprise Resource Planning Services Division. Mr. Sohr has 16 years of experience supporting the implementation of large information systems, and for the past eight years has concentrated his activities on SAP software implementations. He has been responsible for delivering high-quality training and support solutions to customers such as Dow Chemical, Goodyear, Polaroid, and Tenneco Automotive. He currently has primary responsibility for managing RWD's relationship with SAP America. Mr. Sohr received his B.A. degree from the University of Maryland.

  Dr. David J. Deutsch is Dr. Robert W. Deutsch's son. There are no other family relationships among any of the key employees, executive officers, or directors of the Company. The executive officers and key employees of RWD are elected by the RWD Board on an annual basis and serve at the discretion of the RWD Board.

Stock Ownership of Certain Beneficial Owners

  The following table sets forth information as of December 31, 1998, with respect to those persons, in addition to Dr. Robert Deutsch, known to the Company to be the beneficial owners of more than 5 percent of the issued and outstanding Common Stock of the Company.

                                             Number of Shares
Name and Address of the Beneficial Owner    Beneficially Owned Percent of Class
----------------------------------------    ------------------ ----------------
William Blair & Company, L.L.C.(1).........      770,525(2)          5.4%
222 West Adams Street
Chicago, Illinois 60606

--------
(1) The information set forth above was provided to the Company in the beneficial owner's Schedule 13G dated March 17, 1999, Reporting as a Broker-Dealer and an Investment Advisor in accordance with Rule 13d-1(b).
(2) Sole voting power in respect of 431,700 shares and investment power in respect of all shares.

Stock Ownership of Directors and Management

  The following table sets forth information as of March 9, 1999, with respect to the beneficial ownership of the Common Stock (including shares issuable upon the exercise of outstanding options that are exercisable as of that date or within 60 days thereafter) by (a) each of the directors (and nominees) of the Company; (b) the Chief Executive Officer and each of the other Named Executive Officers; and (c) all directors and executive officers as a group. Unless otherwise indicated, each named person exercises sole voting and investment power.

                                                             Shares Beneficially
                                                                    Owned
                                                             -------------------
Name(1)                                                        Number    Percent
-------                                                      ----------- -------
Robert W. Deutsch(2)........................................   9,270,000  61.6
John H. Beakes(3)...........................................     541,445   3.6
Robert T. O'Connell(5)......................................      45,000     *
Kenneth J. Rebeck(5)........................................      91,623     *
Deborah T. Ung(5)...........................................      38,500     *
Jeffrey W. Wendel(5)........................................      23,075     *
Ronald E. Holtz (5).........................................       7,859     *
Bruce D. Alexander(5).......................................       7,044     *
David J. Deutsch(4).........................................     620,814   4.1
Jerry P. Malec(5)...........................................       6,414     *
All directors and officers as a group (10 persons)..........  10,651,774  69.3

--------
 * Less than 1 percent.
(1) The address of each stockholder listed in the table is c/o RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21044-3530, Attention: Chief Financial Officer.
(2) Includes 450,000 shares owned by Mrs. Florence Deutsch, Dr. Robert Deutsch's wife, as to which Dr. Robert Deutsch disclaims beneficial ownership.
(3) Includes 111,200 shares issuable upon exercise of currently exercisable options. Also includes 25,000 shares owned by Mrs. Rosemary Beakes, Mr. Beakes' wife, 6,400 shares owned by an adult child of Mr. Beakes, and 156,777 shares held in grantor retained annuity trusts, as to all of which Mr. Beakes disclaims beneficial ownership.
(4) Includes an aggregate of 450,000 shares held in trusts for the children of Mrs. Jane Brown (Dr. Robert W. Deutsch's daughter) and Dr. David Deutsch, for which Mrs. Jane Brown and Dr. David Deutsch serve as co-trustees. Also includes 4,000 shares issuable upon exercise of currently exercisable options.
(5) Includes 30,000, 91,000, 38,500, 18,600, 6,100, 4,000, and 4,000 shares issuable upon exercise of currently exercisable options held by each of Messrs. O'Connell, Rebeck, Ms. Ung, Messrs. Wendel, Holtz, Alexander, and Malec, respectively.

Employment Agreements

  Prior to the Company's June 1997 initial public offering, the Company entered into Employment Agreements with Dr. Robert W. Deutsch and each of Messrs. Beakes, Lapolla, Rebeck, and Wendel. The Company entered into a similar agreement with Ms. Ung in early 1999 based on her promotion to Senior Vice President. Each of the Employment Agreements has an initial term of 3 years and is automatically renewed thereafter for successive 1-year terms until terminated by either the Company or the employee. The Employment Agreements provide for initial annual salaries, subject to annual adjustment at the discretion of the Company's Compensation Committee, and provide for annual cash bonuses in amounts determined by the Company's Compensation Committee. The Employment Agreements contain confidentiality provisions and one-year covenants-not-to-compete following termination or expiration of employment (as defined in the Employment Agreements). In the event of a "change in control" of the Company (as defined in the Employment Agreements) followed by the termination of employment by the employee for "good reason" (as defined in the Employment Agreements), the affected employee would be entitled to three times his or her average annual compensation during the last three complete years prior to such change in control.

Certain Relationships and Related Transactions

  No material related party transactions occurred during 1998.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own 10 percent or more of the Company's Common Stock (the "Reporting Persons") to file reports regarding their RWD Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to RWD and written representations from the Reporting Persons, the Company believes that during 1998, the Reporting Persons complied with all
Section 16(a) reporting requirements applicable to them, except with respect to the March 1998 Form 4 report for Mr. Jeffrey W. Wendel which was filed late.

II. APPROVAL OF THE COMPANY'S AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN

  The Board proposes that the stockholders of the Company approve the adoption of the Amended and Restated ESPP. The following is a fair and complete summary of the Amended and Restated ESPP as proposed; it is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, which appears as Exhibit A to this Proxy Statement.

  The Company currently maintains the 1997 Employee Stock Purchase Plan (the "1997 ESPP"), which the stockholders approved at the 1997 Annual Meeting of Stockholders. A total of 175,000 shares of RWD Common Stock were reserved for issuance under the 1997 ESPP, of which 37,881 have been issued as of March 9, 1999. On February 17, 1999, the Board of Directors approved a complete amendment and restatement of the 1997 ESPP in the form of the Amended and Restated ESPP in order to modify certain administrative provisions. The Board also increased the number of shares of RWD Common Stock available for issuance to participants under the plan by 300,000 shares, based on the Company's expectation that the substantial majority of the shares remaining under the 1997 ESPP would be issued to participants prior to the 2000 Annual Shareholders' meeting. The Amended and Restated ESPP, as so amended and restated, will be effective May 1, 1999, subject to approval by the stockholders. The shares issuable under the Amended and Restated ESPP, in the Board's discretion, may be authorized but unissued shares, shares purchased on the open market, or shares from any other proper source. The 1997 ESPP had provided that all shares issuable under the plan would be from authorized but unissued shares.

  The plan provides employees with an opportunity to purchase RWD Common Stock at a discount through payroll deductions and thereby increase their interest in the Company's growth and success. All regular full-time employees of the Company and its subsidiaries, including officers (with the limited exception of those having, directly or indirectly, 5 percent or more of the total combined voting power or value of the stock of the Company), and all other employees whose customary employment is for more than 20 hours per week and at least five months per year are eligible to participate in the Amended and Restated ESPP. Non-employee directors are not eligible. The Amended and Restated ESPP is administered under the direction of the Compensation Committee of the Board. The Compensation Committee has discretion, without seeking stockholder approval, to permit employees working 20 or fewer hours per week or fewer than five months per year to participate or to exclude additional categories of employees within statutory limits. In addition, the Compensation Committee has discretion to include, exclude or terminate participation of employees of any subsidiary at any time if it deems it advisable to do so. The Company estimates that approximately 1,050 employees will be eligible to participate in the Amended and Restated ESPP as of May 1, 1999.

  Each offering under the Amended and Restated ESPP is for a six-month period commencing on the first business day on or after May 1st or November 1st of each calendar year (the "Offering Period"), unless the Compensation Committee determines otherwise. A special Offering Period of three months' duration commences on the first business day on or after each February 1st and August 1st for those individuals who first become eligible under the plan after November 1st or May 1st, respectively. The 1997 ESPP had provided for special Offering Periods that commenced on the first day of each calendar quarter for newly eligible employees. Eligible employees must enroll on or before the first day of an Offering Period and are re-enrolled automatically for subsequent Offering Periods unless they withdraw their participation or otherwise become ineligible.

  Participating employees may contribute from 1 percent to 10 percent, or such other limit as the Compensation Committee may determine from time to time, of base salary and overtime pay through payroll deductions. Participating employees are permitted to decrease their contribution percentage at any time or discontinue contributions once during any Offering Period, but are not permitted to increase their contribution percentage until the start of a subsequent Offering Period. Participants may withdraw at any time and receive a refund of their contributions. On the last business day of each Offering Period (the "Exercise Date"), the employee's accumulated contributions are applied to the purchase of shares of RWD Common Stock at a purchase price per share equal to 85 percent of the stock's closing price on the first day of the Offering Period or on the Exercise Date, whichever is lower. As of March 9, 1999, the closing price for a share of RWD Common Stock, as quoted on The Nasdaq Stock Market, was $14.375. The maximum aggregate purchases which an employee may make in a single calendar year is $25,000 worth of stock, based on the fair market value of RWD Common Stock determined as of the first day of the applicable Offering Periods in which the employee participates.

  Because participation in the Amended and Restated ESPP and the level of payroll deductions made by participants during each Offering Period, up to the specified limit, is in the discretion of eligible employees, and because the purchase price for shares under the Amended and Restated ESPP cannot be determined until the close of each Offering Period, the amount of Common Stock that will be received, and the amount of discount that will be realized, by any participant or groups of participants if the Amended and Restated ESPP is approved is not determinable. For the fiscal year ended December 31, 1998, the benefits or amounts received by or allocated to each of the following participants or groups of participants under the 1997 ESPP were as follows:

Shares Purchased during 1998 under the 1997 ESPP:
------------------------------------------------

                                                      Dollar
                                                     Value ($)     Number of
                                                    of Discount Shares Purchased
                                                    ----------- ----------------
Total all eligible persons.........................   $105,652       37,881
Named Executive Officers:
  Dr. Robert W. Deutsch............................          0            0
  John H. Beakes...................................          0            0
  Kenneth J. Rebeck................................      1,738          623
  Deborah T. Ung...................................          0            0
  Jeffrey W. Wendel................................      1,883          675
   Subtotal Named Executive Officers...............      3,621        1,298
All Executive Officers.............................      4,064        1,457
Non-Executive Director Group(1)....................          0            0
Non-Executive Officer Employee Group(2)............    102,032       36,583

--------
(1) Includes only non-employee directors. Non-employee directors are not eligible to participate in the plan.
(2) All eligible employees including officers who are not Named Executive Officers.

  The Amended and Restated ESPP is of indefinite duration, subject to termination by the Board of Directors at any time. The 1997 ESPP provided for automatic termination on the fifth anniversary of the plan's adoption by the Board or, if earlier, at such time as all shares of RWD Common Stock reserved for issuance under the plan have been issued.

  The Amended and Restated ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. As such, neither the grant of rights to purchase shares under each Offering Period, nor the purchase of shares on each Exercise Date under the Amended and Restated ESPP, will result in taxable income to the employee or a deduction to the Company. If the employee sells any shares acquired under the Amended and Restated ESPP (or transfers them by gift) within two years after the commencement date of the Offering Period under which the shares are purchased or within one year after the shares are purchased, there will be a disqualifying disposition and the employee will realize ordinary income. The Company will have a corresponding tax deduction at the time of the sale or transfer in a disqualifying disposition for the ordinary income recognized by the employee in an amount equal to the difference between the employee's purchase price for the shares and their fair market value on the date of purchase. Any gain realized in excess of that ordinary income will be capital gain. If an employee disposes of shares acquired under the Amended and Restated ESPP other than in a disqualifying disposition, the employee recognizes (i) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the Offering Period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and (ii) a long-term capital gain for any additional gain realized by the employee in the disposition. The Company will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

 The Board of Directors recommends that stockholders vote FOR the approval of the Company's Amended & Restated Employee Stock Purchase Plan.

III. AUDITOR CONFIRMATION

  The RWD Board of Directors, pursuant to the recommendation of its Audit Committee, has selected Arthur Andersen, LLP, to examine and audit the financial statements of RWD for the fiscal year ending December 31, 1999. Arthur Andersen, LLP, has served as independent auditors of RWD since 1989. A partner of the firm will be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he desires to do so.

  In 1998, Arthur Andersen, LLP, performed various professional services for RWD. These services included completion of the examination of 1997 financial statements for RWD, other review work of required filings with the Securities and Exchange Commission, preliminary work on the examination of fiscal year 1998 financial statements, preparation of corporate tax returns, and other consultation with RWD personnel on accounting and related matters.

 The Board of Directors recommends that stockholders vote FOR ratification of the selection of Arthur Andersen, LLP, as independent auditors of RWD for the fiscal year ending December 31, 1999.

IV. OTHER MATTERS

  The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                            STOCKHOLDERS PROPOSALS

  Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 4, 1999. Stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 17, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 MISCELLANEOUS

  A copy of RWD's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21046-3530 or by telephoning (410) 730-4377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Ronald E. Holtz
                                          Secretary

Columbia, Maryland
April 2, 1999

Exhibit A

                            RWD TECHNOLOGIES, INC.
                AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN

  The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of RWD Technologies, Inc. (the "Company") and its subsidiaries with opportunities to purchase, through payroll deductions, shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"). The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be so applied and interpreted. The Plan, as set forth herein, is an amendment and restatement, and a continuation, of the Plan as initially adopted by the Company on February 11, 1997.

  1. Shares Subject to the Plan. The number of shares reserved for issuance
     --------------------------
that are remaining under the Plan immediately prior to this amendment and restatement is 137,119. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan pursuant to this amendment and restatement, in addition to the remaining shares, is 300,000 shares. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

  2. Administration. The Plan shall be administered under the direction of the
     --------------
Compensation Committee of the Board (the "Committee"). The Committee has authority to interpret the Plan, to make, amend and rescind rules and regulations for the administration of the Plan, and to make all other determinations necessary or desirable in administering the Plan, all of which will be final and conclusive. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Right (as defined in Section 8 below) granted hereunder.

  3. Eligibility. All employees of the Company or any subsidiary of the
     -----------
Company (as defined in Code section 424(f)), now or hereafter existing, are eligible to participate in the Plan, except (a) employees whose customary
                                     ------
employment is for less than five months in any calendar year; (b) employees whose customary employment is 20 hours or less per week; and (c) employees in such other categories that the Committee, in its discretion, prior to the commencement of an Offering Period (as defined in Section 7 below), excludes from participation in such Offering Period consistent with Code section 423. The Committee may expand eligibility for the Plan to the categories of employees specified in subclause (a) or (b) at any time in its discretion without shareholder approval. The Committee at any time, if it deems it advisable to do so, may include, exclude, or terminate the participation of the employees of a particular subsidiary.

  4. Participation. An eligible employee may become a participating employee
     -------------
in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Company's Stock Administrator prior to the first day of the Offering Period or in accordance with such rules as may be established by the Committee from time to time. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the participating employee during the Offering Period (as defined below in Section 7) and will authorize the purchase of shares of Common Stock for the participating employee's account in accordance with the terms of the Plan.

  Unless the Committee determines otherwise, enrollment will become effective upon the first day of the first Offering Period that commences after the Company's receipt of the form. Unless an employee files a new form or withdraws from the Plan, the participating employee's deductions and purchases will continue at the same percentage rate of Compensation for future Offering Periods under the Plan as long as the Plan remains in effect and the employee remains eligible to participate.

  The term "Compensation" means the participant's base salary and overtime pay received during an Offering Period, determined without regard to salary reduction contributions under arrangements pursuant to section 401(k) or section 125 of the Code.

  5. Payroll Deductions; Withdrawals From Accounts.
     ---------------------------------------------

  (a) Payroll Deductions. The Company will maintain payroll deduction accounts
      ------------------
for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction to be made on each payday during the Offering Period in any whole number percentage, up to a maximum of 10 percent or such other limit as set by the Committee from time to time, of such employee's Compensation on each such payday. Payroll deductions with respect to an Offering Period shall commence on the first payroll paid within the Offering Period and shall end on the last payroll paid on or prior to the last Trading Day (as defined in Section 8) of such Offering Period, unless sooner terminated by the employee as provided herein.

  (b) Changes in Payroll Deductions for Current Offering Period. An employee
      ---------------------------------------------------------
may decrease or discontinue his or her payroll deduction at any time during an Offering Period by submitting an election change form provided by the Company to the Company's Stock Administrator. However, an employee may not increase his or her payroll deduction during an Offering Period. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to subsection 5(d), funds deducted prior to the election to discontinue payroll deductions will be applied to the purchase of Common Stock pursuant to Section 9.

  (c) Changes in Payroll Deductions for Future Offering Periods. An employee
      ---------------------------------------------------------
may increase or decrease his or her payroll deduction, to take effect on the first day of the next Offering Period, by delivering to the Company's Stock Administrator an election change form provided by the Company to the Company's Stock Administrator prior to the first day of the next Offering Period and in accordance with such rules as may be established by the Committee from time to time.

  (d) Withdrawals. Unless determined otherwise by the Committee, an employee
      -----------
may on any one occasion during an Offering Period and for any reason withdraw all of the balance accumulated in the employee's payroll deduction account; partial withdrawals are not permitted. Any such withdrawal must be effected prior to the close of business on the day immediately preceding the last Trading Day (as defined in Section 8) of the Offering Period by delivering an election change form to the Company's Stock Administrator. If the employee withdraws his or her accumulated balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period. Withdrawal of such balance will not affect the employee's right to participate in any subsequent Offering Period. An eligible employee must reenroll in order to participate in any subsequent Offering Period in accordance with Section 4 and subsection 5(a).

  6. Interest. Interest will not be paid on any employee payroll deduction
     --------
accounts, unless the Committee determines otherwise, and, if the Committee so determines, will only be paid in accordance with such rules as may be established by the Committee from time to time.

  7. Offering Periods. Rights granted pursuant to the Plan ("Offerings") are
     ----------------
made for an offering period (each, an "Offering Period"). The Offering Periods of the Plan shall run consecutively and shall be of six months' duration commencing on May 1st and November 1st of each year and ending on the last Trading Day (as defined in Section 8) on or before April 30th and October 31st of each year, unless determined otherwise by the Committee. The Committee may change the duration of the Offering Periods with respect to Offerings without shareholder approval; provided that such change is announced to eligible
                      -------- ----
employees prior to the scheduled beginning of the first Offering Period to be affected, and further provided that no Offering Period shall have a duration
          --- ------- -------- ----
in excess of 27 months.

  An eligible employee must be employed by the Company or a subsidiary within the meaning of Code section 424(f) on the first Trading Day (as defined below in Section 8) of an Offering Period in order to participate in that Offering Period. However, unless the Committee determines otherwise, employees who first become eligible to participate in the Plan after the first Trading Day of an Offering Period may participate in a special Offering Period that commences on the first Trading Day on or after the earlier of the February 1st or August 1st coincident with or next following the date on which such employee first becomes eligible to participate in the Plan ("Special Entry Date") and ends on the earlier of the last Trading Day on or before the next April 30th or October 31st. The Special Entry Date shall constitute "the first Trading Day of the Offering Period" for all purposes under the Plan with respect to such employee. An eligible employee must submit his or her election form to the Company's Stock Administrator in accordance with Section 4 and subsection 5(a) on or before the Special Entry Date.

  8. Rights to Purchase Common Stock; Purchase Price.
     -----------------------------------------------

  Options to purchase shares of Common Stock will be granted (each, a "Right") to participating employees as of the first Trading Day (as defined below) of each Offering Period. (Each such Right shall be deemed to constitute an "option" within the meaning of, and with respect to, all relevant law.) Each Right shall represent a right to purchase on the last Trading Day of such Offering Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock reserved for purposes of this Plan up to such maximum number of shares specified by the Committee prior to the first day of the Offering Period or, if less, the maximum number of shares as may be purchased in compliance with this Section 8. All participants granted Rights under the Plan shall have the same rights and privileges with respect to such Rights. The purchase price of each share of Common Stock (the "Purchase Price") during an Offering Period shall be the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Offering Period or (ii) last Trading Day of such Offering Period, and shall never be less than the par value of the Common Stock.

  For purposes of the Plan, "Trading Day" means a day on which the National Association of Securities Dealers Automated Quotation ("Nasdaq") system is open for trading.

  For purposes of the Plan, "Fair Market Value" on a Trading Day means the closing sale price per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such closing sale price for the next Trading Day upon which transactions occur.

  No employee may be granted a Right hereunder if such employee, immediately after the Right is granted, owns 5 percent or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

  No employee may be granted a Right which permits his rights to purchase Common Stock under this Plan and all other "employee stock purchase plans," within the meaning of Code section 423, of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Right is granted) for each calendar year in which the Right is outstanding at any time, as required by Code section 423. The Company may automatically suspend the payroll deductions of any participant necessary to enforce such limit, provided that when the Company
                                             -------- ----
automatically resumes such payroll deductions for subsequent Offering Periods, the Company applies the payroll deduction rate in effect immediately prior to such suspension, unless the employee has elected to change such rate.

  9. Timing of Purchase. Unless a participating employee has withdrawn all
     ------------------
funds from his or her account by the close of business on the day preceding the last Trading Day of the Offering Period, or the employee's participation in the Plan has otherwise been terminated, such employee will be deemed to have exercised automatically his or her Right to purchase Common Stock on the last Trading Day of the Offering Period for that number of whole shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to applicable adjustments as provided herein. Any balance remaining in an employee's account at the end of an Offering Period after such purchase of Common Stock will be carried forward automatically into the employee's account for the next Offering Period unless the employee has elected not to participate in the next Offering Period, in which case such amount will be refunded.

  10. Issuance of Certificates. On the last Trading Day of the Offering
      ------------------------
Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent designated by the Committee (the "Agent") on behalf of the employee. The Agent may hold shares purchased under the Plan in stock certificates in nominal names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice, instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.

  11. Rights on Death, Disability, Retirement or Involuntary Termination. In
      ------------------------------------------------------------------
the event a participating employee who has a Right under the Plan terminates employment due to death, Total and Permanent Disability, or Retirement, or is involuntarily terminated by the Company or a subsidiary other than as a Discharge for Cause, the participating employee (or his legal representative, as the case may be) may elect, within 30 days after such termination of employment and before the last Trading Day of the Offering Period during which such termination occurs, to withdraw all of the balance accumulated in the employee's payroll deduction account or to have such accumulated balance applied to the purchase of Common Stock pursuant to Section 9. For purposes of the Plan, "Retirement," "Total and Permanent Disability" and "Discharge for Cause" shall be defined in accordance with Company policy in effect at the relevant time. No payroll deduction will be taken from any pay due and owing to the employee after the employee's termination of employment. If a written election is not received by the Company's Stock Administrator within the 30-day period or, if earlier, before the last Trading Day of the Offering Period, no amount will be applied toward the purchase of Common Stock under the Plan and the balance accumulated in the employee's payroll deduction account will be paid as soon as practicable after expiration of the 30-day period or close of the Offering Period, if earlier, to the employee or, in the event of the employee's death, to the executor or administrator of the employee's estate or, if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Committee may, in its discretion, designate.

  12. Rights on Voluntary Termination of Employment and Discharge for Cause.
      ---------------------------------------------------------------------
In the event a participating employee (a) voluntarily terminates employment with the Company or a subsidiary other than as a result of Retirement or Total and Permanent Disability, or (b) involuntarily terminates employment with the Company or a subsidiary as a Discharge for Cause, no payroll deduction will be taken from any pay due and owing to the employee after the employee's termination of employment, and the balance accumulated in the employee's payroll deduction account will be paid to the employee as soon as practicable after the employee's termination of employment. The employee's participation in the Plan will be deemed terminated as of the employee's termination of employment, and no amount will be applied toward the purchase of Common Stock under the Plan after such date.

  13. Termination of Participation. A participating employee will be refunded
      ----------------------------
all monies in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan, or
(b) the employee ceases to be eligible to participate in the Plan. In addition, if, prior to the last Trading Day of an Offering Period, the subsidiary by which an employee is employed ceases to be a subsidiary of the Company, the employee will be deemed to have terminated participation in the Plan. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and instruct the Agent to deliver to the employee a statement reflecting the number of shares held in the employee's Plan account. Once terminated, participation may not be reinstated for the then current Offering Period but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Periods.

  14. Holders of Rights Not Stockholders. Neither the granting of a Right to
      ----------------------------------
an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by a Right under this Plan until such shares have been purchased by and issued to the employee.

  15. Rights Not Transferable. Rights under this Plan are not transferable by
      -----------------------
a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  16. Withholding of Taxes. To the extent that a participating employee
      --------------------
realizes ordinary income in connection with the purchase, sale or other disposition, within the meaning of Code section 424(c), of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise disposes of shares purchased under the Plan within one year after the shares were transferred to the participating employee or within two years after the beginning of the Offering Period in which the shares were purchased, whichever is later, must, within 30 days of such sale or disposition, notify the Company in writing of the sale or disposition.

  17. Application of Funds. All funds received or held by the Company under
      --------------------
the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

  18. Account Statements. The Company will, or will cause the Agent to,
      ------------------
deliver to each participating employee a statement for each Offering Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions and interest (if the Committee has determined to accrue any interest) accumulated during the Offering Period, the number of shares purchased for the employee's account, and the price per share of the shares purchased for the employee's account.

  19. Effect of Changes in Capitalization.
      -----------------------------------

  (a) Changes in Stock. If the number of outstanding shares of Common Stock is
      ----------------
increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Rights are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

  (b) Reorganization in Which the Company is the Surviving Corporation.
      ----------------------------------------------------------------
Subject to Subsection (c) of this Section 19, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding Rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Rights immediately prior to such reorganization, merger or consolidation.

  (c) Reorganization in Which the Company is not the Surviving Corporation or
      -----------------------------------------------------------------------
Sale of Assets or Stock. Upon any dissolution or liquidation of the Company,
-----------------------
or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity (other than Dr. Robert W. Deutsch, his spouse, or lineal descendants, individually or in the aggregate, or any trust, charitable organization, foundation or family limited partnership controlled by him, his spouse, or lineal descendants, individually or in the aggregate) owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all Rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Rights theretofore granted, or for the substitution for such Rights of new Rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Committee determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his or her Rights in accordance with Section 9 on such last Trading Day; provided, however, that if a participating employee does not exercise his or her right of choice, his or her Rights shall be deemed to have been automatically exercised in accordance with Section 9 on such last Trading Day. The Committee shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

  (d) Adjustments. Adjustments under this Section 19 related to stock or
      -----------
securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

  (e) No Limitations on Company. The grant of a Right pursuant to the Plan
      -------------------------
shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

  20. Amendment of the Plan. The Board may at any time, and from time to time,
      ---------------------
amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

  21. Insufficient Shares. In the event that the total number of shares of
      -------------------
Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded or held in employee's account for future offerings as determined by the Committee.

  22. Termination of the Plan. This Plan may be terminated at any time by the
      -----------------------
Board. Except as otherwise provided in Section 19(c) hereof, upon termination of this Plan all amounts in the payroll deduction accounts of participating employees will be promptly refunded.

  23. No Right To Continued Employment. Neither the Plan nor any Right under
      --------------------------------
the Plan confers upon any employee any right to continued employment with the Company or any of its subsidiaries. An employee's participation in the Plan will not restrict or interfere in any way with the right of the Company or any of its subsidiaries to terminate the employee's employment at any time with or without notice or cause.

  24. Governmental Regulations.
      ------------------------

  (a) The Company's obligation to issue, sell, and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

  (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

  (c) The Plan is intended to comply with the provisions of Rule 16b-3(b)(5), or any successor provision thereto, promulgated under the Exchange Act as a "Stock Purchase Plan." Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

  25. Payment of Plan Expenses. The Company will bear all costs of
      ------------------------
administering and carrying out the Plan.

  26. Effective Date. The Plan initially became effective February 11, 1997.
      --------------
This amendment and restatement of the Plan, as approved by the Board on February 17, 1999, is effective as of May 1, 1999, subject to approval by the stockholders of the Company in accordance with Code section 423 by February 16, 2000.

Date Approved by the Board: February 17, 1999

                            RWD TECHNOLOGIES, INC.
                    Proxy for Annual Meeting of Stockholders

                      SOLICITED BY THE BOARD OF DIRECTORS

                                April 30, 1999

     The undersigned hereby appoints each of John H. Beakes and Ronald E. Holtz proxies with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of Common Stock held by the undersigned in RWD Technologies, Inc. (the "Company") at the Annual Meeting of Stockholders to be held at 2:00 p.m. on April 30, 1999, at 10480 Little Patuxent Parkway, Columbia, Maryland 21044, and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposals 1 through 3 on the reverse side unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.

                (continued and to be SIGNED on the other side)

                 [UP ARROW]  FOLD AND DETACH HERE  [UP ARROW]

Please mark your
vote as in this example

       [X]

1.  Election of the Company's Class II directors.

    FOR all nominees            WITHHOLD AUTHORITY
    named (except as            to vote for all nominees names
    marked to the contrary)

           [ ]                            [ ]

Names of Nominees:  John H. Beakes, Bruce D. Alexander,
Deborah T. Ung (Instruction: To withhold your vote for any individual nominee, write that nominees's name on the following line):

--------------------------------------------------------

2.  Approval of the Company's Amended and Restated Employee Stock Purchase Plan.

            FOR             AGAINST              ABSTAIN
            [ ]               [ ]                  [ ]

3. Ratification of the appointment of Arthur Andersen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.


            FOR             AGAINST              ABSTAIN
            [ ]               [ ]                  [ ]

This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposals 1 through 3, inclusive. This Proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON, JOINT OWNERS SHOULD EACH SIGN PERSONALLY, WHEN SIGNING AS AN ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE, AS SUCH.

Dated:                                        , 1999
       ----------------------------------------

----------------------------------------------------
Signature

----------------------------------------------------
Signature (see note above)

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.